Exhibit 99.1

Exhibit 99.1

Quarterly Financial Supplement

FOR THE PERIOD ENDED MARCH 31, 2025

SITE

SITE Centers Corp.

SITE Centers Corp.	For additional information:
3300 Enterprise Parkway	Gerald Morgan, EVP and
Beachwood, OH 44122 216-755-5500	Chief Financial Officer

FOR IMMEDIATE RELEASE:

SITE Centers Reports First Quarter 2025 Results

Beachwood, Ohio, May 7, 2025 - SITE Centers Corp. (NYSE: SITC), an owner of open-air shopping centers located primarily in suburban, high household income communities, announced today operating results for the quarter ended March 31, 2025.

“SITE Centers continues to see strong demand from private and institutional investors seeking to acquire high-quality, open-air shopping centers consistent with the Company’s portfolio. The Company currently has two properties with an aggregate price of $95.3 million under contract for sale subject to standard closing conditions with an additional group of properties in various stages of contract negotiations or in the marketing process in excess of $350.0 million,” commented David R. Lukes, President and Chief Executive Officer. “SITE Centers remains focused on maximizing the value of its assets through continued leasing, asset management and potential additional asset sales.”

Results for the First Quarter

•
First quarter net income attributable to common shareholders was $3.1 million, or $0.06 per diluted share, as compared to net loss of $26.3 million, or $0.51 per diluted share, in the year-ago period. The increase year-over-year was primarily the result of an increase in other property revenues and a decrease in impairments and interest expense offset by the result of the spin-off of Curbline Properties Corp. (“Curbline” or “Curbline Properties”) (NYSE: CURB), lower Net Operating Income (“NOI”) as a result of property dispositions, lower gain on sale from dispositions, and lower interest income.
•
First quarter operating funds from operations attributable to common shareholders (“Operating FFO” or “OFFO”) was $8.3 million, or $0.16 per diluted share, compared to $59.8 million, or $1.14 per diluted share, in the year-ago period. The decrease year-over-year was primarily the result of the spin-off of Curbline Properties, lower NOI as a result of property dispositions and lower interest income offset by decreased interest expense, no preferred dividends and decreased debt related charges.

Significant First Quarter Activity and Key Operating Results

•
Recorded $8.4 million of other property revenues in conjunction with the resolution of a condemnation proceeding with the State of Florida relating to business damages and compensation for land taken in 2022 at the Shoppes at Paradise Pointe. Cash of $3.8 million was received during the quarter with the remainder received in April 2025. The condemnation proceeds were not included in calculating operating funds from operations.
•
Reported a leased rate of 89.8% at March 31, 2025 as compared to 91.1% at December 31, 2024 and 91.7% at March 31, 2024, all on a pro rata basis. The March 31, 2024 leased rate has been adjusted to reflect the removal of all properties included in the Curbline Properties spin-off and all properties sold during 2024.
•
Reported a commenced rate of 89.4% at March 31, 2025 as compared to 90.6% at December 31, 2024 and 89.8% at March 31, 2024, all on a pro rata basis. The March 31, 2024 commenced rate has been adjusted to reflect the removal of all properties included in the Curbline Properties spin-off and all properties sold during 2024.
•
Executed five new leases and 17 renewals for 75,000 square feet during the quarter.
•
Generated cash renewal leasing spreads of 3.4%, on a pro rata basis, for the first quarter of 2025.
•
In the first quarter of 2025, eliminated the reclassification of general and administrative expense to operating and maintenance expense. The prior-year period reported amount of $2.6 million has been reclassified to conform with the current year presentation.

Discontinued Operations

On October 1, 2024, the Company completed the spin-off of Curbline Properties. The spin-off of the convenience properties represented a strategic shift in the Company’s business and, as such, the Curbline properties are reflected as discontinued operations for the three months ended March 31, 2024.

About SITE Centers Corp.

SITE Centers is an owner and manager of open-air shopping centers located primarily in suburban, high household income communities. The Company is a self-administered and self-managed REIT operating as a fully integrated real estate company, and is publicly traded on the New York Stock Exchange under the ticker symbol SITC. Additional information about the Company is available at www.sitecenters.com. To be included in the Company’s e-mail distributions for press releases and other investor news, please click here.

Supplemental Information

Copies of the Company's quarterly financial supplement are available on the Investor Relations portion of the Company's website, ir.sitecenters.com.

Non-GAAP Measures and Other Operational Metrics

Funds from Operations (“FFO”) is a supplemental non-GAAP financial measure used as a standard in the real estate industry and is a widely accepted measure of real estate investment trust (“REIT”) performance. Management believes that both FFO and Operating FFO provide additional indicators of the financial performance of a REIT. The Company also believes that FFO and Operating FFO more appropriately measure the core operations of the Company and provide benchmarks to its peer group.

FFO is generally defined and calculated by the Company as net income (loss) (computed in accordance with generally accepted accounting principles in the United States (“GAAP”)), adjusted to exclude (i) preferred share dividends, (ii) gains and losses from disposition of real estate property and related investments, which are presented net of taxes, (iii) impairment charges on real estate property and related investments, (iv) gains and losses from changes in control and (v) certain non-cash items. These non-cash items principally include real property depreciation and amortization of intangibles, equity income (loss) from joint ventures and adding the Company’s proportionate share of FFO from its unconsolidated joint ventures, determined on a consistent basis. The Company’s calculation of FFO is consistent with the definition of FFO provided by NAREIT. The Company calculates Operating FFO as FFO excluding certain non-operating charges, income and gains/losses. Operating FFO is useful to investors as the Company removes non-comparable charges, income and gains/losses to analyze the results of its operations and assess performance of the core operating real estate portfolio. Other real estate companies may calculate FFO and Operating FFO in a different manner.

The Company also uses NOI, a non-GAAP financial measure, as a supplemental performance measure. NOI is calculated as property revenues less property-related expenses. The Company believes NOI provides useful information to investors regarding the Company’s financial condition and results of operations because it reflects only those income and expense items that are incurred at the property level and, when compared across periods, reflects the impact on operations from trends in occupancy rates, rental rates, operating costs and acquisition and disposition activity on an unleveraged basis.

FFO, Operating FFO and NOI do not represent cash generated from operating activities in accordance with GAAP, are not necessarily indicative of cash available to fund cash needs and should not be considered as alternatives to net income computed in accordance with GAAP, as indicators of the Company’s operating performance or as alternatives to cash flow as a measure of liquidity. Reconciliations of these non-GAAP measures to their most directly comparable GAAP measures have been provided herein.

Safe Harbor

SITE Centers Corp. considers portions of the information in this press release to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, both as amended, with respect to the Company's expectation for future periods. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be achieved. For this purpose, any statements contained herein that are not historical fact, including statements regarding the Company's projected operational and financial performance, strategy, prospects and plans, may be deemed to be forward-looking statements. There are a number of important factors that could cause our results to differ materially from those indicated by such forward-looking statements, including, among other factors, general economic conditions, including inflation and interest rate volatility; local conditions such as the supply of, and demand for, retail real estate space in our geographic markets; the consistency with future results of assumptions based on past performance; the impact of e-commerce; dependence on rental income from real property; the loss of, significant downsizing of or bankruptcy of a major tenant and the impact of any such event on rental income from other tenants and our properties; our ability to enter into agreements to sell properties on commercially reasonable terms and to satisfy closing conditions applicable to such sales; our ability to finance our businesses on commercially acceptable terms or at all; impairment charges; valuation and risks relating to our joint venture investments; the termination of any joint venture arrangements or arrangements to manage real property; property damage, expenses related thereto and other business and economic consequences (including the potential loss of rental revenues) resulting from extreme weather conditions or natural disasters in locations where we own properties, and the ability to estimate accurately the amounts thereof; sufficiency and timing of any insurance recovery payments related to damages from extreme weather conditions or natural disasters; any change in strategy; the impact of pandemics and other public health crises; unauthorized access, use, theft or destruction of financial, operations or third party data maintained in our information systems or by third parties on our behalf; our ability to maintain REIT status; and the finalization of the financial statements for the period ended March 31, 2025. For additional factors that could cause the results of the Company to differ materially from those indicated in the forward-looking statements, please refer to the Company's most recent reports on Forms 10-K and 10-Q. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof.

SITE Centers Corp.

Income Statement: Consolidated Interests

	in thousands, except per share
		1Q25	1Q24
	Revenues:
	Rental income (1)	$31,450	$91,726
	Other property revenues	8,895	856
		40,345	92,582
	Expenses:
	Operating and maintenance	7,132	15,035
	Real estate taxes	4,721	13,717
		11,853	28,752

	Net operating income (2)	28,492	63,830

	Other income (expense):
	JV and other fee income (3)	2,278	1,470
	Interest expense	(5,565)	(18,663)
	Depreciation and amortization	(13,252)	(33,950)
	General and administrative (4)	(9,395)	(13,546)
	Other income (expense), net (5)	(392)	2,997
	Impairment charges	0	(66,600)
	Income (loss) before earnings from discontinued operations, JVs and other	2,166	(64,462)

	Equity in net income of JVs	39	17
	Gain on disposition of real estate, net	1,029	31,714
	Tax expense	(149)	(252)
	Income (loss) from continuing operations	3,085	(32,983)
	Income from discontinued operations (6)	0	9,431
	Net income (loss) SITE Centers	3,085	(23,552)
	Preferred dividends	0	(2,789)
	Net income (loss) Common Shareholders	$3,085	($26,341)

	Weighted average shares – Basic – EPS (7)	52,436	52,355
	Assumed conversion of diluted securities	0	0
	Weighted average shares – Diluted – EPS (7)	52,436	52,355

	Basic and Diluted earnings per share:
	From continuing operations	$0.06	$(0.69)
	From discontinued operations	0	0.18
	Total	$0.06	$(0.51)

(1)	Rental income:
	Minimum rents	$20,366	$59,626
	Ground lease minimum rents	1,321	2,773
	Straight-line rent, net and amortization of (above)/below-market rent, net	335	827
	Percentage and overage rent	364	1,828
	Recoveries	8,402	23,954
	Uncollectible revenue	(108)	518
	Ancillary and other rental income	401	1,098
	Lease termination fees	0	1,102
	Embedded lease Shared Services Agreement (“SSA”) with Curbline	369	0

(2)	Includes NOI from wholly-owned assets sold in 2024	130	43,406

(3)	Curbline SSA fee	692	0
	Curbline SSA gross up	631	0
	Embedded Lease SSA	(369)	0

(4)	Other charges related to system conversion	515	116

(5)	Interest income (fees), net	361	7,294
	Transaction costs	(122)	(296)
	Curbline SSA gross up	(631)	0
	Debt extinguishment costs	0	(665)
	Gain on debt retirement and gain (loss) on derivative instruments	0	(3,336)

(6)	Curbline assets classified as a "discontinued operation" for financial reporting purposes on a retrospective basis

(7)	Prior period presented has been adjusted to reflect the Company's one-for-four reverse stock split

SITE Centers Corp.

Reconciliation: Net Income to FFO and Operating FFO

and Other Financial Information

	in thousands, except per share
		1Q25	1Q24
	Net income (loss) attributable to Common Shareholders	$3,085	($26,341)
	Depreciation and amortization of real estate	12,414	32,619
	Equity in net income of JVs	(39)	(17)
	JVs' FFO	1,593	1,584
	Discontinued operations' depreciation and amortization of real estate	0	9,200
	Impairment of real estate	0	66,600
	Gain on disposition of real estate, net	(1,029)	(31,714)
	FFO attributable to Common Shareholders	$16,024	$51,931
	Gain on debt retirement	0	(760)
	Loss on derivative instruments	0	4,096
	Discontinued operations' transaction costs	0	3,102
	Transaction, debt extinguishment and other (at SITE's share)	122	1,037
	Condemnation revenue	(8,379)	0
	Other charges	515	395
	Total non-operating items, net	(7,742)	7,870
	Operating FFO attributable to Common Shareholders	$8,282	$59,801

	Weighted average shares & units – Basic: FFO & OFFO (1)	52,436	52,355
	Assumed conversion of dilutive securities (1)	0	200
	Weighted average shares & units – Diluted: FFO & OFFO (1)	52,436	52,555

	FFO per share – Basic (1)	$0.31	$0.99
	FFO per share – Diluted (1)	$0.31	$0.99
	Operating FFO per share – Basic (1)	$0.16	$1.14
	Operating FFO per share – Diluted (1)	$0.16	$1.14
	Common stock dividends declared, per share (1)	$0.00	$0.52

	Capital expenditures (SITE Centers share) (2):
	Redevelopment costs	0	2,675
	Maintenance capital expenditures	347	1,188
	Tenant allowances and landlord work	1,063	9,525
	Leasing commissions	285	1,191
	Construction administrative costs (capitalized)	440	819

	Certain non-cash items (SITE Centers share) (2):
	Straight-line rent	219	303
	Straight-line fixed CAM	16	63
	Amortization of below-market rent/(above), net	235	674
	Straight-line ground rent expense (income)	20	(5)
	Debt fair value and loan cost amortization	(908)	(1,432)
	Capitalized interest expense	29	293
	Stock compensation expense	(384)	(2,031)
	Non-real estate depreciation expense	(842)	(1,333)

(1)	Prior period presented has been adjusted to reflect the Company's one-for-four reverse stock split

(2)	Excludes amounts from discontinued operations for all periods

SITE Centers Corp.

Balance Sheet: Consolidated Interests

	$ in thousands
		At Period End
		1Q25	4Q24
	Assets:
	Land	$204,714	$204,722
	Buildings	965,209	964,845
	Fixtures and tenant improvements	254,413	254,152
		1,424,336	1,423,719
	Depreciation	(665,402)	(654,389)
		758,934	769,330
	Construction in progress and land	2,765	2,682
	Real estate, net	761,699	772,012

	Investments in and advances to JVs	30,447	30,431
	Cash	58,155	54,595
	Restricted cash	11,466	13,071
	Receivables and straight-line rents (1)	29,972	25,437
	Intangible assets, net (2)	27,579	28,759
	Amounts receivable from Curbline	215	1,771
	Other assets, net	10,222	7,526
	Total Assets	929,755	933,602

	Liabilities and Equity:
	Secured debt	301,643	301,373
	Amounts payable to Curbline	32,579	33,762
	Other liabilities (3)	75,916	81,723
	Total Liabilities	410,138	416,858

	Common shares	5,247	5,247
	Paid-in capital	3,980,896	3,981,597
	Distributions in excess of net income	(3,470,373)	(3,473,458)
	Deferred compensation	7,996	8,041
	Accumulated other comprehensive income	4,893	5,472
	Common shares in treasury at cost	(9,042)	(10,155)
	Total Equity	519,617	516,744

	Total Liabilities and Equity	$929,755	$933,602

(1)	Straight-line rents (including fixed CAM), net	$8,862	$8,653

(2)	Operating lease right of use assets	15,545	15,818

(3)	Operating lease liabilities	35,240	35,532
	Below-market leases, net	9,117	9,306

SITE Centers Corp.

Portfolio Summary

			3/31/2025	12/31/2024	9/30/2024 (1)	6/30/2024 (1)	3/31/2024 (1)
Shopping Center Count
Operating Centers - 100%			33	33	33	33	33
Wholly Owned			22	22	22	22	22
JV Portfolio			11	11	11	11	11

Gross Leasable Area (GLA)
Owned and Ground Lease - Pro Rata Share			5,918	5,918	5,917	5,916	5,916
Wholly Owned			5,060	5,060	5,060	5,059	5,059
JV Portfolio - Pro Rata Share			858	858	857	857	857

Quarterly Operational Overview
Pro Rata Share
Base Rent PSF			$19.75	$19.64	$19.60	$19.62	$19.55
Base Rent PSF < 10K			$31.46	$31.35	$31.12	$30.87	$30.62
Base Rent PSF > 10K			$16.12	$16.05	$16.05	$16.18	$16.19

Commenced Rate			89.4%	90.6%	89.8%	90.6%	89.8%
Commenced Rate < 10K SF			85.9%	85.8%	84.8%	84.5%	83.2%
Commenced Rate > 10K SF			90.5%	92.1%	91.4%	92.5%	91.8%

Leased Rate			89.8%	91.1%	91.3%	91.8%	91.7%
Leased Rate < 10K SF			87.1%	86.9%	87.0%	86.8%	86.3%
Leased Rate > 10K SF			90.6%	92.4%	92.7%	93.3%	93.3%

Top 10 MSA Exposure

	MSA	Properties	GLA	% of GLA	ABR	% of ABR	ABR PSF
1	Chicago-Naperville-Elgin, IL-IN-WI	4	613	10.4%	$13,977	14.6%	$30.58
2	Trenton, NJ	1	759	12.8%	12,261	12.8%	$18.49
3	Orlando-Kissimmee-Sanford, FL	1	629	10.6%	11,838	12.3%	$20.92
4	Phoenix-Mesa-Chandler, AZ	3	501	8.5%	7,233	7.5%	$19.10
5	Los Angeles-Long Beach-Anaheim, CA	1	390	6.6%	7,205	7.5%	$26.16
6	Atlanta-Sandy Springs-Alpharetta, GA	3	591	10.0%	6,758	7.0%	$15.24
7	St. Louis, MO-IL	1	338	5.7%	5,531	5.8%	$25.67
8	Cleveland-Elyria, OH	1	406	6.9%	5,120	5.3%	$12.89
9	Denver-Aurora-Lakewood, CO	3	413	7.0%	4,920	5.1%	$14.53
10	New York-Newark-Jersey City, NY-NJ-PA	3	196	3.3%	4,575	4.8%	$25.30
	Other	12	1,082	18.3%	16,536	17.2%	$17.55
	Total	33	5,918	100.0%	$95,954	100.0%	$19.75

Note: $ and GLA in thousands except shopping center count and Base Rent PSF (Base Rent PSF excludes ground leases), Top 10 MSA figures for SITE at share except for property count. All results exclude the Company's owned Beachwood, OH headquarters office buildings.

(1) Amounts have been adjusted to reflect the removal of properties included in the Curbline Properties spin-off and assets sold in 2024.

SITE Centers Corp.

Capital Structure

$, shares and units in thousands, except per share
	March 31, 2025	December 31, 2024
Capital Structure
Market Value Per Share	$12.84	$15.29

Common Shares Outstanding	52,445	52,430

Common Shares Equity	$673,394	$801,655

Mortgage Debt (includes JVs at SITE share)	412,761	413,318
Less: Cash (including restricted cash and JV's at SITE share)	80,748	77,071
Net Debt	332,013	336,247

Total Market Capitalization	$1,005,407	$1,137,902

SITE Centers Corp.

Debt Detail

$ in thousands
	Balance 100%	Balance SITE Share	Maturity Date	Contractual Interest Rate at 3/31/2025

Mortgage Debt
Deer Park Town Center, IL(1)	$60,902	$30,299	12/26	SOFR + 200
SITE Loan Pool (13 assets)(2)	206,900	206,900	09/28	SOFR + 275
Nassau Park Pavilion, NJ	99,442	99,442	11/28	6.66%
DTP Loan Pool (10 assets)	380,600	76,120	01/29	6.38%
	$747,844	$412,761

Consolidated	$306,342	$306,342
Unconsolidated	441,502	106,419
Consolidated & Unconsolidated Debt Subtotal	747,844	412,761
Unamortized Loan Costs, Net	(19,021)	(7,601)
Total Consolidated & Unconsolidated Debt	$728,823	$405,160

Rate Type			Weighted Average Years	Weighted Average Interest Rate
Fixed	$480,042	$175,562	3.7 years	6.54%
Variable	267,802	237,199	3.2 years	6.81%
	$747,844	$412,761	3.5 years	6.69%

Note: Maturity dates assume all borrower extension options are exercised.
(1) 3.00% SOFR Interest Rate Cap through December 2025. Debt shown at share including promote.
(2) 6.25% SOFR Interest Rate Cap through September 2026.

SITE Centers Corp.

Leasing Summary

At pro rata share except for count

Leasing Activity
	Comparable Pool					Total Pool
				Leasing Spreads
	Count	GLA	ABR PSF	Cash	Term	Count	GLA	ABR PSF	Term
New Leases
1Q25	1	1,509	$42.00	6.8%	7.0	5	8,554	$32.37	8.6
4Q24	0	0	$0.00	0.0%	0.0	0	0	$0.00	0.0
3Q24	5	6,455	$32.22	9.1%	10.0	10	21,258	$27.65	9.9
2Q24	5	13,298	$34.01	14.3%	7.8	7	17,304	$32.76	7.2
	11	21,262	$34.04	12.1%	8.4	22	47,116	$30.38	8.7

Renewals
1Q25	17	66,937	$24.88	3.4%	4.4	17	66,937	$24.88	4.4
4Q24	5	21,015	$21.34	10.6%	5.0	5	21,015	$21.34	5.0
3Q24	37	238,382	$20.41	6.6%	6.1	37	238,382	$20.41	6.1
2Q24	23	250,077	$16.14	5.2%	5.4	23	250,077	$16.14	5.4
	82	576,411	$19.11	5.8%	5.6	82	576,411	$19.11	5.6

New + Renewals
1Q25	18	68,446	$25.26	3.5%	4.5	22	75,491	$25.73	4.9
4Q24	5	21,015	$21.34	10.6%	5.0	5	21,015	$21.34	5.0
3Q24	42	244,837	$20.73	6.7%	6.2	47	259,640	$21.01	6.5
2Q24	28	263,375	$17.04	6.1%	5.5	30	267,381	$17.21	5.5
	93	597,673	$19.64	6.1%	5.7	104	623,527	$19.96	5.8

Net Effective Rents
			Capex PSF				NER		% of GLA
	GLA	ABR PSF	TA	LL Work	LC	Total	PSF	Term	>10K SF	<10K SF
New Leases
1Q25	8,554	$36.46	$2.63	$0.03	$2.27	$4.93	$31.53	8.6	0%	100%
4Q24	0	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	0.0	0%	0%
3Q24	21,258	$29.77	$3.39	$0.01	$1.55	$4.95	$24.82	9.9	45%	55%
2Q24	17,304	$34.87	$8.55	$0.00	$1.85	$10.40	$24.47	7.2	27%	73%
	47,116	$32.86	$4.82	$0.01	$1.77	$6.60	$26.26	8.7	30%	70%

Renewals
1Q25	66,937	$25.52	$0.06	$0.00	$0.00	$0.06	$25.46	4.4	38%	62%
4Q24	21,015	$21.59	$0.00	$0.00	$0.00	$0.00	$21.59	5.0	0%	100%
3Q24	238,382	$20.71	$0.18	$0.00	$0.05	$0.23	$20.48	6.1	77%	23%
2Q24	250,077	$16.28	$0.01	$0.04	$0.00	$0.05	$16.23	5.4	88%	12%
	576,411	$19.38	$0.09	$0.02	$0.02	$0.13	$19.25	5.6	74%	26%

New + Renewals
1Q25	75,491	$26.76	$0.57	$0.01	$0.45	$1.03	$25.73	4.9	33%	67%
4Q24	21,015	$21.59	$0.00	$0.00	$0.00	$0.00	$21.59	5.0	0%	100%
3Q24	259,640	$21.45	$0.59	$0.00	$0.24	$0.83	$20.62	6.5	74%	26%
2Q24	267,381	$17.48	$0.73	$0.04	$0.16	$0.93	$16.55	5.5	84%	16%
	623,527	$20.40	$0.63	$0.02	$0.22	$0.87	$19.53	5.8	71%	29%

Note: ABR PSF represents year one base rent for leasing spreads and the average rent for the initial term for net effective rent. Term is weighted average in years. Prior quarters have been adjusted to reflect the removal of properties included in the Curbline Properties spin-off and assets sold in 2024.

SITE Centers Corp.

Lease Expirations

At pro rata share except for count; $ and GLA in thousands

Assumes no exercise of lease options

	Greater than 10K SF						Less than 10K SF						Total
Year	# of Leases	Expiring SF	% of SF > 10K	ABR	% of ABR > 10K	Rent PSF	# of Leases	Expiring SF	% of SF < 10K	ABR	% of ABR < 10K	Rent PSF	# of Leases	Expiring SF	% of SF Total	ABR	% of ABR Total	Rent PSF
MTM	0	0	0.0%	$0	0.0%	$0.00	11	29	2.4%	$668	1.8%	$23.03	11	29	0.5%	$668	0.7%	$23.03
2025	5	51	1.2%	990	1.7%	$19.41	32	60	5.0%	1,853	5.0%	$30.88	37	111	2.1%	2,843	3.0%	$25.61
2026	26	448	11.0%	5,151	8.7%	$11.50	71	131	10.9%	3,815	10.3%	$29.12	97	579	10.9%	8,966	9.3%	$15.49
2027	32	635	15.5%	10,856	18.4%	$17.10	66	180	15.0%	5,420	14.7%	$30.11	98	815	15.4%	16,276	17.0%	$19.97
2028	35	835	20.4%	10,193	17.3%	$12.21	69	140	11.6%	4,335	11.7%	$30.96	104	975	18.4%	14,528	15.1%	$14.90
2029	25	545	13.3%	8,998	15.3%	$16.51	71	174	14.5%	5,627	15.2%	$32.34	96	719	13.6%	14,625	15.2%	$20.34
2030	21	394	9.6%	6,035	10.2%	$15.32	57	143	11.9%	4,169	11.3%	$29.15	78	537	10.1%	10,204	10.6%	$19.00
2031	10	272	6.7%	2,845	4.8%	$10.46	22	60	5.0%	1,761	4.8%	$29.35	32	332	6.3%	4,606	4.8%	$13.87
2032	9	203	5.0%	2,424	4.1%	$11.94	33	90	7.5%	2,687	7.3%	$29.86	42	293	5.5%	5,111	5.3%	$17.44
2033	10	148	3.6%	2,618	4.4%	$17.69	32	85	7.1%	3,013	8.2%	$35.45	42	233	4.4%	5,631	5.9%	$24.17
2034	7	212	5.2%	2,746	4.7%	$12.95	25	67	5.6%	2,178	5.9%	$32.51	32	279	5.3%	4,924	5.1%	$17.65
Thereafter	12	346	8.5%	6,132	10.4%	$17.72	19	43	3.6%	1,440	3.9%	$33.49	31	389	7.4%	7,572	7.9%	$19.47
Total	192	4,089	100.0%	$58,988	100.0%	$14.43	508	1,202	100.0%	$36,966	100.0%	$30.75	700	5,291	100.0%	$95,954	100.0%	$18.14

Signed Not Open	1	6		$100		$16.67	10	17		$575		$33.82	11	23		$675		$29.35
Vacant	17	423					97	181					114	604

Assumes all lease options are exercised

	Greater than 10K SF						Less than 10K SF						Total
Year	# of Leases	Expiring SF	% of SF > 10K	ABR	% of ABR > 10K	Rent PSF	# of Leases	Expiring SF	% of SF < 10K	ABR	% of ABR < 10K	Rent PSF	# of Leases	Expiring SF	% of SF Total	ABR	% of ABR Total	Rent PSF
MTM	0	0	0.0%	$0	0.0%	$0.00	11	29	2.4%	$668	1.8%	$23.03	11	29	0.5%	$668	0.7%	$23.03
2025	1	12	0.3%	406	0.7%	$33.83	25	47	3.9%	1,306	3.5%	$27.79	26	59	1.1%	1,712	1.8%	$29.02
2026	4	77	1.9%	1,681	2.8%	$21.83	37	58	4.8%	1,701	4.6%	$29.33	41	135	2.6%	3,382	3.5%	$25.05
2027	6	45	1.1%	703	1.2%	$15.62	30	70	5.8%	2,097	5.7%	$29.96	36	115	2.2%	2,800	2.9%	$24.35
2028	8	110	2.7%	1,659	2.8%	$15.08	44	79	6.6%	2,758	7.5%	$34.91	52	189	3.6%	4,417	4.6%	$23.37
2029	4	70	1.7%	1,437	2.4%	$20.53	47	96	8.0%	3,149	8.5%	$32.80	51	166	3.1%	4,586	4.8%	$27.63
2030	6	85	2.1%	1,455	2.5%	$17.12	34	63	5.2%	1,757	4.8%	$27.89	40	148	2.8%	3,212	3.3%	$21.70
2031	8	63	1.5%	808	1.4%	$12.83	28	46	3.8%	1,277	3.5%	$27.76	36	109	2.1%	2,085	2.2%	$19.13
2032	8	182	4.5%	3,360	5.7%	$18.46	38	91	7.6%	2,822	7.6%	$31.01	46	273	5.2%	6,182	6.4%	$22.64
2033	11	174	4.3%	3,221	5.5%	$18.51	23	53	4.4%	1,388	3.8%	$26.19	34	227	4.3%	4,609	4.8%	$20.30
2034	4	85	2.1%	1,635	2.8%	$19.24	28	79	6.6%	2,668	7.2%	$33.77	32	164	3.1%	4,303	4.5%	$26.24
Thereafter	132	3,186	77.9%	42,623	72.3%	$13.38	163	491	40.8%	15,375	41.6%	$31.31	295	3,677	69.5%	57,998	60.4%	$15.77
Total	192	4,089	100.0%	$58,988	100.0%	$14.43	508	1,202	100.0%	$36,966	100.0%	$30.75	700	5,291	100.0%	$95,954	100.0%	$18.14

Note: Includes ground leases.

SITE Centers Corp.

Top 30 Tenants

$ and GLA in thousands
		Number of Units			Base Rent			Owned GLA
	Tenant	WO	JV	Total	Pro Rata	% of Total	At 100%	Pro Rata	% of Total	At 100%
1	TJX Companies (1)	9	9	18	4,376	4.6%	6,486	287	4.8%	466
2	Burlington	5	1	6	4,181	4.4%	4,565	228	3.9%	261
3	Kroger (2)	2	0	2	3,494	3.6%	3,494	124	2.1%	124
4	PetSmart	7	3	10	3,159	3.3%	3,915	185	3.1%	228
5	LA Fitness (3)	3	0	3	3,104	3.2%	3,104	135	2.3%	135
6	Dick's Sporting Goods (4)	3	5	8	3,087	3.2%	5,208	193	3.3%	358
7	Best Buy	3	3	6	2,802	2.9%	4,372	166	2.8%	279
8	Ross Stores	5	6	11	2,354	2.5%	4,160	186	3.1%	331
9	Michaels	4	4	8	1,635	1.7%	2,616	111	1.9%	188
10	Five Below	8	5	13	1,516	1.6%	2,180	87	1.5%	123
11	Ulta	4	5	9	1,420	1.5%	2,309	52	0.9%	96
12	Cinemark	1	1	2	1,300	1.4%	1,300	100	1.7%	124
13	Cineworld (Regal Cinemas)	2	0	2	1,250	1.3%	1,250	91	1.5%	91
14	Gap (5)	3	7	10	1,180	1.2%	2,574	67	1.1%	149
15	At Home	1	0	1	1,110	1.2%	1,110	143	2.4%	143
16	Kohl's	1	3	4	1,104	1.2%	2,748	134	2.3%	324
17	Wegmans	1	0	1	1,048	1.1%	1,048	117	2.0%	117
18	AMC Theatres	0	3	3	1,037	1.1%	5,183	46	0.8%	232
19	Barnes & Noble	2	1	3	1,018	1.1%	1,178	55	0.9%	71
20	Whole Foods	1	0	1	991	1.0%	991	42	0.7%	42
21	Giant Eagle	1	0	1	934	1.0%	934	91	1.5%	91
22	Cost Plus	2	1	3	919	1.0%	1,161	41	0.7%	56
23	Marcus Corporation	1	0	1	856	0.9%	856	44	0.7%	44
24	Forever 21	2	0	2	761	0.8%	761	32	0.5%	32
25	JOANN	1	3	4	749	0.8%	1,396	50	0.8%	111
26	Staples	2	1	3	740	0.8%	967	45	0.8%	61
27	Nordstrom Rack	1	0	1	731	0.8%	731	37	0.6%	37
28	Gold's Gym	1	0	1	720	0.8%	720	30	0.5%	30
29	Caleres Inc.	4	1	5	714	0.7%	894	32	0.5%	40
30	Target	1	0	1	693	0.7%	693	154	2.6%	154
	Top 30 Total	81	62	143	$48,983	51.0%	$68,904	3,105	52.5%	4,538
	Total Portfolio				$95,954	100.0%	$139,054	5,918	100.0%	8,815

(1) T.J. Maxx (3) / Marshalls (6) / HomeGoods (5) / Sierra Trading (2) / HomeSense (2)
(2) Harris Teeter (1) / Mariano's (1)
(3) LA Fitness (2) / Xsport Fitness (1)
(4) Dick's Sporting Goods (7) / Golf Galaxy (1)
(5) Gap (2) / Old Navy (7) / Banana Republic (1)

SITE Centers Corp.

Unconsolidated Joint Ventures

$ and GLA in thousands
Joint Venture	SITE Own %	Number of Properties	Owned GLA	Leased Rate	ABR	1Q25 NOI at 100% (1)		Gross RE Assets	Debt Balance at 100% (2)
Chinese Institutional Investors DTP	20%	10	3,397	94.3%	$15.03	$12,832		$600,428	$380,600

Prudential RVIP IIIB, Deer Park, IL (3)	50%	1	358	82.7%	$37.62	2,175		111,363	60,902
Total		11	3,755			$15,007		$711,791	$441,502
Property management fees						695	(1)
NOI from assets sold in prior quarters						41
Net operating income						$15,743	(4)

(1) Property management fees charged by SITE to the joint venture are included as an expense in NOI, although presented in the combined income statement on page 14 in the Other Expense, net line item.

(2) Excludes unamortized loan costs, net of $14.3 million or $2.9 million at SITE's share.

(3) Ownership shown at share including promote.

(4) Amount agrees to the combined income statement of the joint ventures which includes a reconciliation of the Non-GAAP measure to the applicable GAAP measure.
See calculation definition in the Non-GAAP Measures section.

SITE Centers Corp.

Unconsolidated Joint Ventures

Combined SITE JV Pro Rata Adjustments (1)

Income Statement Pro Rata Adjustments 1Q25		Balance Sheet Pro Rata Adjustments 1Q25
Revenues:		Assets:
Rental income (2)	$4,948	Land	$35,067
Other income (3)	215	Buildings	122,511
	5,163	Improvements	17,842
Expenses:			175,420
Operating and maintenance	719	Depreciation	(55,230)
Real estate taxes	616		120,190
	1,335	Construction in progress and land	69
Net operating income	3,828	Real estate, net	120,259
		Investment in JVs	457
Other income (expense):		Cash and restricted cash	11,127
Fee income	(332)	Receivables, net	2,207
Interest expense	(1,897)	Other assets, net	4,430
Depreciation and amortization	(1,532)	Total Assets	138,480
Other income (expense), net	(11)
Income before earnings from JVs	56	Liabilities and Equity:
Equity in net income of JVs	(39)	Mortgage debt	103,517
Basis differences of JVs	(16)	Notes payable to SITE	889
Gain on disposition of real estate	(1)	Other liabilities	8,030
Net income	$0	Total Liabilities	112,436
		JVs share of equity	457
FFO Reconciliation 1Q25		Distributions in excess of net income	25,587
Income before earnings from JVs	$56	Total Equity	26,044
Depreciation and amortization	1,532	Total Liabilities and Equity	$138,480
Basis differences of JVs	5
FFO at SITE's ownership interests	$1,593
OFFO at SITE's ownership interests	$1,593

(1) Information provided for SITE's share of JV investments and can be combined with SITE's consolidated financial statements for the same period.

(2) Rental Income:
Minimum rents	$3,406
Ground lease minimum rents	140
Straight-line rent, net	24
Amortization of (above) below market rent, net	95
Percentage and overage rent	112
Recoveries	1,127
Uncollectible revenue	44

(3) Other Income:
Ancillary and other rental income	53
Lease termination fees	162

SITE Centers Corp.

Unconsolidated Joint Ventures at 100%

$ in thousands
Combined Income Statement
	1Q25	1Q24
Revenues:
Rental income (1)	$19,902	$21,758
Other income (2)	1,023	296
	20,925	22,054
Expenses:
Operating and maintenance	2,831	3,294
Real estate taxes	2,351	2,574
	5,182	5,868

Net operating income	15,743	16,186

Other income (expense):
Interest expense	(8,008)	(8,271)
Depreciation and amortization	(6,044)	(7,145)
Other expense, net	(1,388)	(1,896)
	303	(1,126)
Loss on disposition of real estate, net	(4)	(29)
Net income (loss) attributable to unconsolidated JVs	299	(1,155)
Depreciation and amortization	6,044	7,145
(Loss) gain on disposition of real estate, net	4	29
FFO	$6,347	$6,019
FFO at SITE's ownership interests	$1,593	$1,584
Operating FFO at SITE's ownership interests	$1,593	$1,661

(1) Rental Income:
Minimum rents	$13,608	$14,947
Ground lease minimum rents	700	734
Straight-line rent, net	85	134
Amortization of (above) below market rent, net	475	586
Percentage and overage rent	296	245
Recoveries	4,519	4,866
Uncollectible revenue	219	246
(2) Other Income:
Ancillary and other rental income	213	296
Lease termination fees	810	0

Combined Balance Sheet
	At Period End
	1Q25	4Q24
Assets:
Land	$159,567	$159,567
Buildings	494,963	494,062
Improvements	56,914	55,526
	711,444	709,155
Depreciation	(171,595)	(166,534)
	539,849	542,621
Construction in progress and land	347	352
Real estate, net	540,196	542,973
Cash and restricted cash	33,177	25,750
Receivables, net	8,508	9,660
Other assets, net	18,302	17,823
Total Assets	600,183	596,206

Liabilities and Equity:
Mortgage debt	427,180	426,462
Notes and accrued interest payable to SITE	3,818	1,894
Other liabilities	33,681	32,533
Total Liabilities	464,679	460,889
Accumulated equity	135,504	135,317
Total Equity	135,504	135,317
Total Liabilities and Equity	$600,183	$596,206

SITE CENTERS
Property List as of March 31, 2025
Note: GLA in thousands. Anchors include tenants greater than 20K SF.
#	Center	MSA	Location	ST	SITE Own %	JV	Owned GLA	Population (000's)	Average Household Income ($000's)	ABR PSF	Anchor Tenants
1	Ahwatukee Foothills Towne Center	Phoenix-Mesa-Scottsdale, AZ	Phoenix	AZ	20%	DTP	691	154	$88	$19.38	AMC Theatres, Best Buy, Burlington, Golf Galaxy, HomeGoods, JOANN, Lina Home Furnishings, Marshalls, Michaels, Ross Dress for Less, Sprouts Farmers Market
2	Deer Valley Towne Center (1)	Phoenix-Mesa-Scottsdale, AZ	Phoenix	AZ	100%		152	249	$69	$19.10	Michaels, PetSmart, Ross Dress for Less
3	Paradise Village Gateway (1)	Phoenix-Mesa-Scottsdale, AZ	Phoenix	AZ	100%		211	101	$110	$19.20	PetSmart, Ross Dress for Less, Sun & Ski Sports
4	The Pike Outlets	Los Angeles-Long Beach-Anaheim, CA	Long Beach	CA	100%		390	344	$69	$25.50	Cinemark, Gold's Gym, H & M, Nike, Restoration Hardware
5	Chapel Hills West (1)	Denver-Aurora-Lakewood, CO	Colorado Springs	CO	100%		225	123	$92	$12.46	Burlington, PetSmart, Ross Dress for Less, Urban Air Adventure Park
6	FlatAcres MarketCenter (1)	Denver-Aurora-Lakewood, CO	Parker	CO	100%		136	95	$118	$17.94	24 Hour Fitness, Michaels
7	Parker Pavilions (1)	Denver-Aurora-Lakewood, CO	Parker	CO	100%		51	95	$118	$17.12	Office Depot
8	Connecticut Commons	Hartford-West Hartford-East Hartford, CT	Plainville	CT	20%	DTP	561	162	$76	$14.23	Aldi, AMC Theatres, Dick's Sporting Goods, DSW, Kohl's, Lowe's, Marshalls, PetSmart
9	Shoppes at Paradise Pointe	Crestview-Fort Walton Beach-Destin, FL	Fort Walton Beach	FL	100%		73	60	$65	$12.84	Publix
10	Winter Garden Village	Orlando-Kissimmee-Sanford, FL	Winter Garden	FL	100%		629	96	$100	$18.83	Bealls, Best Buy, Burlington, Forever 21, Havertys, JOANN, LA Fitness, Market By Macy's, Marshalls, PetSmart, Ross Dress for Less, Staples
11	Perimeter Pointe (1)	Atlanta-Sandy Springs-Roswell, GA	Atlanta	GA	100%		360	126	$116	$17.44	Dick's Sporting Goods, LA Fitness, Regal Cinemas
12	Towne Center Prado	Atlanta-Sandy Springs-Roswell, GA	Marietta	GA	20%	DTP	287	126	$78	$12.50	Going Going Gone, Publix, Ross Dress for Less
13	Sandy Plains Village (1)	Atlanta-Sandy Springs-Roswell, GA	Roswell	GA	100%		174	85	$126	$14.64	Movie Tavern, Painted Tree Marketplace
14	3030 North Broadway (1)	Chicago-Naperville-Elgin, IL-IN-WI	Chicago	IL	100%		132	757	$113	$35.63	Mariano's
15	The Maxwell (1)	Chicago-Naperville-Elgin, IL-IN-WI	Chicago	IL	100%		240	979	$98	$26.27	Burlington, Nordstrom Rack
16	Deer Park Town Center	Chicago-Naperville-Elgin, IL-IN-WI	Deer Park	IL	50%	RVIP IIIB	358	130	$116	$37.62	Century Theatre, Crate & Barrel, Gap
17	Brookside Marketplace	Chicago-Naperville-Elgin, IL-IN-WI	Tinley Park	IL	20%	DTP	317	177	$89	$15.82	Best Buy, Dick's Sporting Goods, HomeGoods, Michaels, PetSmart, Ross Dress for Less, T.J. Maxx
18	Independence Commons	Kansas City, MO-KS	Independence	MO	20%	DTP	386	130	$70	$15.29	AMC Theatres, Best Buy, Bob's Discount Furniture, Kohl's, Marshalls, Ross Dress for Less
19	The Promenade at Brentwood	St. Louis, MO-IL	Brentwood	MO	100%		338	283	$96	$16.43	Burlington, Micro Center, PetSmart, Target, Trader Joe's
20	East Hanover Plaza (1)	New York-Newark-Jersey City, NY-NJ-PA	East Hanover	NJ	100%		98	76	$154	$20.46	HomeGoods, HomeSense
21	Edgewater Towne Center	New York-Newark-Jersey City, NY-NJ-PA	Edgewater	NJ	100%		76	1,619	$102	$33.60	Whole Foods
22	Route 22 Retail Center	New York-Newark-Jersey City, NY-NJ-PA	Union	NJ	20%	DTP	112	324	$114	$14.64	Dick's Sporting Goods
23	Nassau Park Pavilion (1)	Trenton, NJ	Princeton	NJ	100%		759	92	$128	$16.46	At Home, Best Buy, Burlington, Dick's Sporting Goods, HomeGoods, HomeSense, Michaels, PetSmart, Planet Fitness, Raymour & Flanigan, T.J. Maxx, Wegmans
24	Meadowmont Crossing	Raleigh, NC	Chapel Hill	NC	100%		92	101	$103	$25.56	—
25	Meadowmont Market	Raleigh, NC	Chapel Hill	NC	100%		45	101	$101	$15.52	Harris Teeter
26	Poyner Place	Raleigh, NC	Raleigh	NC	20%	DTP	252	127	$80	$17.39	Cost Plus World Market, Marshalls, Michaels, Ross Dress for Less, Urban Air Trampoline & Adventure Park
27	University Centre	Wilmington, NC	Wilmington	NC	20%	DTP	418	132	$68	$11.71	Crunch Fitness, Lowe's, Old Navy, Ollie's Bargain Outlet, Ross Dress for Less
28	Headquarter Office Buildings	Cleveland-Elyria, OH	Beachwood	OH	100%		339	120	$122	(2)	—
29	Stow Community Center	Cleveland-Elyria, OH	Stow	OH	100%		406	108	$69	$12.90	Giant Eagle, Hobby Lobby, HomeGoods, Kohl's, T.J. Maxx
30	The Blocks (1)	Portland-Vancouver-Hillsboro, OR-WA	Portland	OR	100%		97	373	$95	$37.17	—
31	Southmont Plaza (1)	Allentown-Bethlehem-Easton, PA-NJ	Easton	PA	100%		251	93	$80	$17.19	Barnes & Noble, Best Buy, Dick's Sporting Goods, Michaels, Ross Dress for Less, Staples
32	Ashley Crossing	Charleston-North Charleston, SC	Charleston	SC	20%	DTP	208	104	$67	$11.62	Food Lion, JOANN, Kohl's, Marshalls
33	Commonwealth Center	Richmond, VA	Midlothian	VA	20%	DTP	166	78	$95	$15.85	Michaels, Painted Tree Marketplace, The Fresh Market
34	Downtown Short Pump (1)	Richmond, VA	Richmond	VA	100%		126	138	$106	$22.71	Barnes & Noble, Regal Cinemas
	Weighted Average Total							187	$110

DTP - Dividend Trust Portfolio RVIP IIIB - Deer Park, IL
Note: Population and Average Household Income are for trade are of a 10 minute drive time from center.
(1) Encumbered wholly-owned asset
(2) Corporate office buildings have 220K of leasable office space and 135K currently occupied by third parties. ABR per occupied square foot $25.75. Q1 2025 annualized NOI $1.8M

SITE Centers Corp.

Notable Accounting and Supplemental Policies

The information contained in the Quarterly Financial Supplement does not purport to disclose all items required by the accounting principles generally accepted in the United States of America (“GAAP”) and is unaudited information. The Company’s Quarterly Financial Supplement should be read in conjunction with the Company’s Form 10-K and Form 10-Q.

Discontinued Operations

•
At October 1, 2024, the date the Company completed the spin-off of Curbline Properties into a separate publicly traded company, the Company had 79 convenience properties. The spin-off of the convenience properties represented a strategic shift in the Company’s business and, as such, the Curbline properties are reflected as discontinued operations for all periods presented. In addition, statistics shown have also been revised to reflect the spin-off.

Rental Income (Revenues)

•
Percentage and overage rents that are recognized after the tenants’ reported sales have exceeded the applicable sales breakpoint.
•
Tenant reimbursements are recognized in the period in which the expenses are incurred.
•
Lease termination fees are recognized upon termination of a tenant’s lease when the Company has no further obligations under the lease.
•
For those tenants where the Company is unable to assert that collection of amounts due over the lease term is probable, regardless if the Company has entered into a deferral agreement to extend the payment terms, the Company has categorized these tenants on the cash basis of accounting. As a result, no rental income is recognized from such tenants once they have been placed on the cash basis of accounting until payments are received and all existing accounts receivable relating to these tenants have been reserved in full, including straight-line rental income. The Company will remove the cash basis designation and resume recording rental income from such tenants during the period earned at such time it believes collection from the tenants is probable based upon a demonstrated payment history or recapitalization event.

General and Administrative Expenses

•
General and administrative expenses include certain internal leasing salaries, legal salaries and related expenses associated with the leasing of space which are charged to operations as incurred.
•
The Company does not capitalize any executive officer compensation.
•
General and administrative expenses include executive property management compensation and related expenses. Property management services’ direct compensation is reflected in operating and maintenance expenses.

Deferred Financing Costs

•
Costs incurred in obtaining term financing are included as a reduction of the related debt liability and costs incurred related to the revolving credit facilities are included in other assets on the consolidated balance sheets. All costs are amortized on a straight-line basis over the term of the related debt agreement; such amortization is reflected as interest expense in the consolidated income statements.

Real Estate

•
Real estate assets are stated at cost less accumulated depreciation, which, in the opinion of management, is not in excess of the individual property's estimated undiscounted future cash flows, including estimated proceeds from disposition.
•
Construction in progress includes shopping center developments and significant expansions and redevelopments.
•
Acquisitions of a partner’s interest in an unconsolidated joint venture in which a change of control has occurred are recorded at fair value.
•
Depreciation and amortization are provided on a straight-line basis over the estimated useful lives of the assets as follows:

Buildings	30 to 40 years
Building Improvements	3 to 20 years
Furniture/Fixtures/ Tenant Improvements	Shorter of economic life or lease terms

Capitalization

•
Expenditures for maintenance and repairs are charged to operations as incurred. Renovations and expenditures that improve or extend the life of the asset are capitalized.
•
The Company capitalizes interest on funds used for the construction or expansion of shopping centers and certain construction administration costs. Capitalization of interest and administration costs ceases when construction activities are completed and the property is available for occupancy by tenants or when activities are suspended.
•
Interest expense and real estate taxes incurred during construction are capitalized and depreciated over the building life. The Company does not capitalize interest on land held for development which is on hold and is not undergoing any development activities.

Gains on Sales of Real Estate

•
Gains on sales of real estate generally related to the sale of outlots and land adjacent to existing shopping centers are recognized at closing when the earnings process is deemed to be complete.

SITE Centers Corp.

Non-GAAP Measures

Performance Measures

FFO and Operating FFO

The Company believes that Funds from Operations (“FFO”) and Operating FFO, both non-GAAP financial measures, provide additional and useful means to assess the financial performance of REITs. FFO and Operating FFO are frequently used by the real estate industry, as well as securities analysts, investors and other interested parties, to evaluate the performance of REITs. The Company also believes that FFO and Operating FFO more appropriately measure the core operations of the Company and provide benchmarks to its peer group.

FFO excludes GAAP historical cost depreciation and amortization of real estate and real estate investments, which assume that the value of real estate assets diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions, and many companies use different depreciable lives and methods. Because FFO excludes depreciation and amortization unique to real estate and gains and losses from depreciable property dispositions, it can provide a performance measure that, when compared year over year, reflects the impact on operations from trends in occupancy rates, rental rates, operating costs, interest costs and acquisition, disposition and development activities. This provides a perspective of the Company’s financial performance not immediately apparent from net income determined in accordance with GAAP.

FFO is generally defined and calculated by the Company as net income (loss) (computed in accordance with GAAP), adjusted to exclude (i) preferred share dividends, (ii) gains and losses from disposition of real estate property and related investments, which are presented net of taxes, (iii) impairment charges on real estate property and related investments, (iv) gains and losses from changes in control and (v) certain non-cash items. These non-cash items principally include real property depreciation and amortization of intangibles, equity income (loss) from joint ventures and adding the Company’s proportionate share of FFO from its unconsolidated joint ventures, determined on a consistent basis. The Company’s calculation of FFO is consistent with the definition of FFO provided by NAREIT.

The Company believes that certain charges, income and gains/losses recorded in its operating results are not comparable or reflective of its core operating performance. Operating FFO is useful to investors as the Company removes non-comparable charges, income and gains to analyze the results of its operations and assess performance of the core operating real estate portfolio. As a result, the Company also computes Operating FFO and discusses it with the users of its financial statements, in addition to other measures such as net income (loss) determined in accordance with GAAP and FFO. Operating FFO is generally defined and calculated by the Company as FFO excluding certain charges, income and gains/losses that management believes are not comparable and indicative of the results of the Company’s operating real estate portfolio. Such adjustments include write-off of preferred share original issuance costs, gains/losses on the early extinguishment of debt, certain transaction fee income, transaction costs and other restructuring type costs, including employee separation costs. The disclosure of these adjustments is regularly requested by users of the Company’s financial statements. The adjustment for these charges, income and gains/losses may not be comparable to how other REITs or real estate companies calculate their results of operations, and the Company’s calculation of Operating FFO differs from NAREIT’s definition of FFO. Additionally, the Company provides no assurances that these charges, income and gains/losses are non-recurring. These charges, income and gains/losses could be reasonably expected to recur in future results of operations.

These measures of performance are used by the Company for several business purposes and by other REITs. The Company uses FFO and/or Operating FFO in part (i) as a disclosure to improve the understanding of the Company’s operating results among the investing public, (ii) as a measure of a real estate asset’s performance, (iii) to influence acquisition, disposition and capital investment strategies and (iv) to compare the Company’s performance to that of other publicly traded shopping center REITs. For the reasons described above, management believes that FFO and Operating FFO provide the Company and investors with an important indicator of the Company’s operating performance. They provide recognized measures of performance other than GAAP net income, which may include non-cash items (often significant). Other real estate companies may calculate FFO and Operating FFO in a different manner.

SITE Centers Corp.

Non-GAAP Measures

In calculating the expected range for or amount of net (loss) income attributable to common shareholders to estimate projected FFO and Operating FFO for future periods, the Company does not include a projection of gain and losses from the disposition of real estate property, potential impairments and reserves of real estate property and related investments, debt extinguishment costs and certain transaction costs. Other real estate companies may calculate expected FFO and Operating FFO in a different manner.

Management recognizes the limitations of FFO and Operating FFO when compared to GAAP’s net income. FFO and Operating FFO do not represent amounts available for dividends, capital replacement or expansion, debt service obligations or other commitments and uncertainties. Management does not use FFO or Operating FFO as an indicator of the Company’s cash obligations and funding requirements for future commitments, acquisitions or development activities. Neither FFO nor Operating FFO represents cash generated from operating activities in accordance with GAAP, and neither is necessarily indicative of cash available to fund cash needs. Neither FFO nor Operating FFO should be considered an alternative to net income (computed in accordance with GAAP) or as an alternative to cash flow as a measure of liquidity. FFO and Operating FFO are simply used as additional indicators of the Company’s operating performance. The Company believes that to further understand its performance, FFO and Operating FFO should be compared with the Company’s reported net income (loss) and considered in addition to cash flows determined in accordance with GAAP, as presented in its condensed consolidated financial statements. Reconciliations of these measures to their most directly comparable GAAP measure of net income (loss) have been provided herein.

Net Operating Income (“NOI”)

The Company uses NOI, which is a non-GAAP financial measure, as a supplemental performance measure. NOI is calculated as property revenues less property-related expenses. The Company believes NOI provides useful information to investors regarding the Company’s financial condition and results of operations because it reflects only those income and expense items that are incurred at the property level and, when compared across periods, reflects the impact on operations from trends in occupancy rates, rental rates, operating costs and acquisition and disposition activity on an unleveraged basis.

In reliance on the exception provided by Item 10(e)(1)(i)(B) of Regulation S-K, reconciliation of the projected NOI growth to the most directly comparable GAAP financial measure is not provided because the Company is unable to provide such reconciliations without unreasonable effort due to the multiple components of the calculations which for the same store calculation only includes properties owned for comparable periods and excludes all corporate level activity as noted above.

Other Measures

SITE Pro Rata Share Financial Information

The Company believes that the SITE pro rata share of its joint ventures presented in the quarterly supplement is not, and is not intended to be, a presentation in accordance with GAAP. SITE share financial information is frequently used by the real estate industry including securities analysts, investors and other interested parties to evaluate the performance of SITE compared to other REITs. Other real estate companies may calculate such information in a different manner.

SITE does not control the unconsolidated joint ventures and the presentations of SITE JV Pro Rata Adjustments of the unconsolidated joint ventures presented in the quarterly supplement do not represent the Company’s legal claim to such items. The Company provides this information because the Company believes it assists investors and analysts in estimating the effective interest in SITE’s unconsolidated joint ventures when read in conjunction with the Company’s reported results under GAAP. The presentation of this information has limitations as an analytical tool. Because of the limitations, this information should not be considered in isolation or as a substitute for the Company’s financial statements as reported under GAAP.

SITE Centers Corp.

Portfolio Summary at 100%

GLA in thousands
	3/31/2025	12/31/2024	9/30/2024 (1)	6/30/2024 (1)	3/31/2024 (1)
Shopping Center Summary
Operating Centers – 100%	33	33	33	33	33
Wholly Owned - SITE	22	22	22	22	22
JV Portfolio	11	11	11	11	11

Owned and Ground Lease GLA – 100%	8,815	8,815	8,813	8,813	8,813
Wholly Owned - SITE	5,060	5,060	5,060	5,060	5,060
JV Portfolio – 100%	3,755	3,755	3,753	3,753	3,753
Unowned GLA – 100%	2,856	2,856	2,856	2,856	2,856

Quarterly Operational Overview
SITE (100%)
Base Rent PSF	$18.44	$18.37	$18.32	$18.30	$18.25
Base Rent PSF < 10K	$30.55	$30.40	$30.21	$29.97	$29.63
Base Rent PSF > 10K	$14.96	$14.92	$14.92	$14.96	$14.98
Commenced Rate	90.3%	91.0%	90.8%	91.5%	90.7%
Leased Rate	91.1%	92.1%	92.8%	92.7%	92.8%
Leased Rate < 10K SF	85.9%	86.1%	86.3%	86.3%	86.8%
Leased Rate > 10K SF	92.6%	94.0%	94.8%	94.9%	94.9%

Wholly Owned SITE
Base Rent PSF	$19.95	$19.81	$19.78	$19.83	$19.76
Leased Rate	89.4%	90.9%	90.9%	91.7%	91.7%
Leased Rate < 10K SF	88.2%	88.1%	88.1%	88.8%	88.8%
Leased Rate > 10K SF	89.8%	91.7%	91.7%	92.7%	92.7%

Joint Venture (100%)
Base Rent PSF	$16.67	$16.64	$16.62	$16.52	$16.47
Leased Rate	93.2%	93.7%	95.4%	94.2%	94.4%
Leased Rate < 10K SF	83.1%	83.6%	84.2%	82.6%	83.7%
Leased Rate > 10K SF	96.6%	97.0%	99.1%	98.1%	98.1%

Joint Venture at Pro Rata Share
Base Rent PSF	$18.72	$18.70	$18.64	$18.53	$18.44
Leased Rate	91.9%	92.1%	93.7%	92.6%	92.8%
Leased Rate < 10K SF	81.9%	81.5%	82.1%	81.0%	81.7%
Leased Rate > 10K SF	96.2%	96.6%	98.6%	97.6%	97.6%

Note: $ and GLA in thousands except shopping center counts and base rent PSF. All results exclude the Company's owned Beachwood, OH headquarters office buildings.
(1) Amounts have been adjusted to reflect the removal of properties included in the Curbline Properties spin-off and assets sold in 2024

SITE Centers Corp.

Leasing Summary

Wholly Owned at 100%

Leasing Activity
	Comparable Pool					Total Pool
				Leasing Spreads
	Count	GLA	ABR PSF	Cash	Term	Count	GLA	ABR PSF	Term
New Leases
1Q25	1	1,509	$42.00	6.8%	7.0	3	7,077	$35.30	9.4
4Q24	0	0	$0.00	0.0%	0.0	0	0	$0.00	0.0
3Q24	2	4,673	$31.42	4.3%	10.0	3	8,713	$38.18	10.0
2Q24	3	8,317	$41.57	4.9%	6.7	5	12,323	$37.35	6.1
	6	14,499	$38.34	5.0%	7.8	11	28,113	$37.09	8.1

Renewals
1Q25	11	56,306	$25.96	3.4%	4.4	11	56,306	$25.96	4.4
4Q24	3	18,925	$21.29	8.3%	5.0	3	18,925	$21.29	5.0
3Q24	18	197,595	$20.97	6.7%	6.6	18	197,595	$20.97	6.6
2Q24	12	184,875	$18.14	5.9%	5.6	12	184,875	$18.14	5.6
	44	457,701	$20.45	5.9%	5.9	44	457,701	$20.45	5.9

New + Renewals
1Q25	12	57,815	$26.38	3.5%	4.4	14	63,383	$27.00	4.9
4Q24	3	18,925	$21.29	8.3%	5.0	3	18,925	$21.29	5.0
3Q24	20	202,268	$21.21	6.6%	6.7	21	206,308	$21.70	6.8
2Q24	15	193,192	$19.15	5.8%	5.6	17	197,198	$19.34	5.6
	50	472,200	$21.00	5.9%	5.9	55	485,814	$21.42	6.0

Net Effective Rents
			Capex PSF				NER
	GLA	ABR PSF	TA	LL Work	LC	Total	PSF	Term
New Leases
1Q25	7,077	$40.01	$2.80	$0.00	$2.38	$5.18	$34.83	9.4
4Q24	0	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	0.0
3Q24	8,713	$41.55	$4.02	$0.00	$2.35	$6.37	$35.18	10.0
2Q24	12,323	$40.18	$6.19	$0.00	$2.53	$8.72	$31.46	6.1
	28,113	$40.56	$4.38	$0.00	$2.42	$6.80	$33.76	8.1

Renewals
1Q25	56,306	$26.66	$0.07	$0.00	$0.00	$0.07	$26.59	4.4
4Q24	18,925	$21.52	$0.00	$0.00	$0.00	$0.00	$21.52	5.0
3Q24	197,595	$21.29	$0.20	$0.00	$0.06	$0.26	$21.03	6.6
2Q24	184,875	$18.31	$0.02	$0.05	$0.00	$0.07	$18.24	5.6
	457,701	$20.76	$0.11	$0.02	$0.03	$0.16	$20.60	5.9

New + Renewals
1Q25	63,383	$28.15	$0.65	$0.00	$0.50	$1.15	$27.00	4.9
4Q24	18,925	$21.52	$0.00	$0.00	$0.00	$0.00	$21.52	5.0
3Q24	206,308	$22.15	$0.44	$0.00	$0.20	$0.64	$21.51	6.8
2Q24	197,198	$19.68	$0.44	$0.05	$0.17	$0.66	$19.02	5.6
	485,814	$21.90	$0.45	$0.02	$0.22	$0.69	$21.21	6.0

Note: ABR PSF represents year one base rent for leasing spreads and the average rent for the initial term for net effective rent. Term is weighted average in years. Prior quarters have been adjusted to reflect the removal of properties included in the Curbline Properties spin-off and assets sold in 2024.

SITE Centers Corp.

Leasing Summary

Unconsolidated Joint Ventures at 100%

Leasing Activity
	Comparable Pool					Total Pool
				Leasing Spreads
	Count	GLA	ABR PSF	Cash	Term	Count	GLA	ABR PSF	Term
New Leases
1Q25	0	0	$0.00	0.0%	0.0	2	7,384	$18.32	5.0
4Q24	0	0	$0.00	0.0%	0.0	0	0	$0.00	0.0
3Q24	3	8,912	$34.33	22.6%	10.0	7	62,725	$20.33	9.9
2Q24	2	24,903	$21.40	61.1%	9.7	2	24,903	$21.40	9.7
	5	33,815	$24.81	44.5%	9.8	11	95,012	$20.46	9.5

Renewals
1Q25	6	53,153	$19.19	3.5%	4.7	6	53,153	$19.19	4.7
4Q24	2	10,450	$21.75	36.0%	5.0	2	10,450	$21.75	5.0
3Q24	19	203,934	$17.71	6.3%	3.8	19	203,934	$17.71	3.8
2Q24	11	326,011	$10.47	1.8%	4.9	11	326,011	$10.47	4.9
	38	593,548	$13.94	4.7%	4.5	38	593,548	$13.94	4.5

New + Renewals
1Q25	6	53,153	$19.19	3.5%	4.7	8	60,537	$19.08	4.8
4Q24	2	10,450	$21.75	36.0%	5.0	2	10,450	$21.75	5.0
3Q24	22	212,846	$18.40	7.4%	4.1	26	266,659	$18.32	5.2
2Q24	13	350,914	$11.25	7.2%	5.2	13	350,914	$11.25	5.2
	43	627,363	$14.52	7.4%	4.8	49	688,560	$14.84	5.2

Net Effective Rents
			Capex PSF				NER
	GLA	ABR PSF	TA	LL Work	LC	Total	PSF	Term
New Leases
1Q25	7,384	$19.45	$1.08	$0.26	$1.35	$2.69	$16.76	5.0
4Q24	0	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	0.0
3Q24	62,725	$21.60	$2.94	$0.02	$0.99	$3.95	$17.65	9.9
2Q24	24,903	$21.73	$12.24	$0.00	$0.78	$13.02	$8.71	9.7
	95,012	$21.47	$5.37	$0.02	$0.95	$6.34	$15.13	9.5

Renewals
1Q25	53,153	$19.44	$0.00	$0.00	$0.00	$0.00	$19.44	4.7
4Q24	10,450	$22.25	$0.00	$0.00	$0.00	$0.00	$22.25	5.0
3Q24	203,934	$17.90	$0.00	$0.00	$0.01	$0.01	$17.89	3.8
2Q24	326,011	$10.53	$0.00	$0.00	$0.00	$0.00	$10.53	4.9
	593,548	$14.07	$0.00	$0.00	$0.00	$0.00	$14.07	4.5

New + Renewals
1Q25	60,537	$19.44	$0.14	$0.03	$0.17	$0.34	$19.10	4.8
4Q24	10,450	$22.25	$0.00	$0.00	$0.00	$0.00	$22.25	5.0
3Q24	266,659	$18.77	$1.31	$0.01	$0.45	$1.77	$17.00	5.2
2Q24	350,914	$11.33	$1.61	$0.00	$0.10	$1.71	$9.62	5.2
	688,560	$15.09	$1.35	$0.01	$0.24	$1.60	$13.49	5.2

Note: ABR PSF represents year one base rent for leasing spreads and the average rent for the initial term for net effective rent. Term is weighted average in years.

SITE Centers Corp.

Leasing Expirations

Wholly Owned at 100%; $ and GLA in thousands

Assumes no exercise of lease options

	Greater than 10K SF						Less than 10K SF						Total
Year	# of Leases	Expiring SF	% of SF > 10K	ABR	% of ABR > 10K	Rent PSF	# of Leases	Expiring SF	% of SF < 10K	ABR	% of ABR < 10K	Rent PSF	# of Leases	Expiring SF	% of SF Total	ABR	% of ABR Total	Rent PSF
MTM	0	0	0.0%	$0	0.0%	$0.00	9	28	2.8%	$630	2.1%	$22.50	9	28	0.6%	$630	0.8%	$22.50
2025	2	32	0.9%	761	1.5%	$23.78	22	54	5.4%	1,684	5.6%	$31.19	24	86	1.9%	2,445	3.0%	$28.43
2026	10	355	10.1%	4,387	8.5%	$12.36	37	102	10.2%	3,000	9.9%	$29.41	47	457	10.1%	7,387	9.0%	$16.16
2027	16	534	15.2%	9,568	18.6%	$17.92	44	157	15.7%	4,607	15.2%	$29.34	60	691	15.3%	14,175	17.3%	$20.51
2028	19	741	21.1%	8,952	17.4%	$12.08	35	115	11.5%	3,371	11.1%	$29.31	54	856	19.0%	12,323	15.1%	$14.40
2029	18	458	13.0%	8,061	15.7%	$17.60	38	138	13.8%	4,466	14.8%	$32.36	56	596	13.2%	12,527	15.3%	$21.02
2030	10	344	9.8%	5,289	10.3%	$15.38	32	124	12.4%	3,665	12.1%	$29.56	42	468	10.4%	8,954	11.0%	$19.13
2031	3	226	6.4%	2,093	4.1%	$9.26	14	49	4.9%	1,354	4.5%	$27.63	17	275	6.1%	3,447	4.2%	$12.53
2032	8	189	5.4%	2,361	4.6%	$12.49	18	72	7.2%	2,068	6.8%	$28.72	26	261	5.8%	4,429	5.4%	$16.97
2033	5	117	3.3%	1,883	3.7%	$16.09	22	76	7.6%	2,735	9.0%	$35.99	27	193	4.3%	4,618	5.6%	$23.93
2034	3	190	5.4%	2,255	4.4%	$11.87	16	52	5.2%	1,668	5.5%	$32.08	19	242	5.4%	3,923	4.8%	$16.21
Thereafter	9	329	9.4%	5,894	11.4%	$17.91	7	31	3.1%	1,005	3.3%	$32.42	16	360	8.0%	6,899	8.4%	$19.16
Total	103	3,515	100.0%	$51,504	100.0%	$14.65	294	998	100.0%	$30,253	100.0%	$30.31	397	4,513	100.0%	$81,757	100.0%	$18.12

Assumes all lease options are exercised

	Greater than 10K SF						Less than 10K SF						Total
Year	# of Leases	Expiring SF	% of SF > 10K	ABR	% of ABR > 10K	Rent PSF	# of Leases	Expiring SF	% of SF < 10K	ABR	% of ABR < 10K	Rent PSF	# of Leases	Expiring SF	% of SF Total	ABR	% of ABR Total	Rent PSF
MTM	0	0	0.0%	$0	0.0%	$0.00	9	28	2.8%	$630	2.1%	$22.50	9	28	0.6%	$630	0.8%	$22.50
2025	1	12	0.3%	406	0.8%	$33.83	17	42	4.2%	1,167	3.9%	$27.79	18	54	1.2%	1,573	1.9%	$29.13
2026	1	62	1.8%	1,503	2.9%	$24.24	17	45	4.5%	1,370	4.5%	$30.44	18	107	2.4%	2,873	3.5%	$26.85
2027	2	25	0.7%	515	1.0%	$20.60	18	57	5.7%	1,595	5.3%	$27.98	20	82	1.8%	2,110	2.6%	$25.73
2028	5	92	2.6%	1,364	2.6%	$14.83	18	58	5.8%	1,910	6.3%	$32.93	23	150	3.3%	3,274	4.0%	$21.83
2029	2	61	1.7%	1,342	2.6%	$22.00	25	76	7.6%	2,417	8.0%	$31.80	27	137	3.0%	3,759	4.6%	$27.44
2030	3	77	2.2%	1,309	2.5%	$17.00	17	51	5.1%	1,455	4.8%	$28.53	20	128	2.8%	2,764	3.4%	$21.59
2031	2	44	1.3%	600	1.2%	$13.64	15	33	3.3%	819	2.7%	$24.82	17	77	1.7%	1,419	1.7%	$18.43
2032	6	170	4.8%	3,211	6.2%	$18.89	23	74	7.4%	2,266	7.5%	$30.62	29	244	5.4%	5,477	6.7%	$22.45
2033	5	130	3.7%	2,369	4.6%	$18.22	15	48	4.8%	1,203	4.0%	$25.06	20	178	3.9%	3,572	4.4%	$20.07
2034	4	85	2.4%	1,635	3.2%	$19.24	14	62	6.2%	2,114	7.0%	$34.10	18	147	3.3%	3,749	4.6%	$25.50
Thereafter	72	2,757	78.4%	37,250	72.3%	$13.51	106	424	42.5%	13,307	44.0%	$31.38	178	3,181	70.5%	50,557	61.8%	$15.89
Total	103	3,515	100.0%	$51,504	100.0%	$14.65	294	998	100.0%	$30,253	100.0%	$30.31	397	4,513	100.0%	$81,757	100.0%	$18.12

Note: Includes ground leases.

SITE Centers Corp.

Leasing Expirations

Unconsolidated Joint Ventures at 100%; $ and GLA in thousands

Assumes no exercise of lease options

	Greater than 10K SF						Less than 10K SF						Total
Year	# of Leases	Expiring SF	% of SF > 10K	ABR	% of ABR > 10K	Rent PSF	# of Leases	Expiring SF	% of SF < 10K	ABR	% of ABR < 10K	Rent PSF	# of Leases	Expiring SF	% of SF Total	ABR	% of ABR Total	Rent PSF
MTM	0	0	0.0%	$0	0.0%	$0.00	2	5	0.7%	$127	0.6%	$25.40	2	5	0.1%	$127	0.2%	$25.40
2025	3	91	3.4%	1,146	3.3%	$12.59	10	29	3.8%	690	3.1%	$23.79	13	120	3.5%	1,836	3.2%	$15.30
2026	16	394	14.6%	3,822	10.9%	$9.70	34	118	15.6%	3,100	13.9%	$26.27	50	512	14.8%	6,922	12.1%	$13.52
2027	16	504	18.7%	6,437	18.4%	$12.77	22	85	11.3%	2,695	12.1%	$31.71	38	589	17.1%	9,132	15.9%	$15.50
2028	16	428	15.9%	5,404	15.4%	$12.63	34	98	13.0%	3,281	14.7%	$33.48	50	526	15.2%	8,685	15.2%	$16.51
2029	7	437	16.2%	4,686	13.4%	$10.72	33	129	17.1%	3,699	16.6%	$28.67	40	566	16.4%	8,385	14.6%	$14.81
2030	11	254	9.4%	3,731	10.7%	$14.69	25	82	10.9%	2,023	9.1%	$24.67	36	336	9.7%	5,754	10.0%	$17.13
2031	7	226	8.4%	3,759	10.7%	$16.63	8	34	4.5%	1,074	4.8%	$31.59	15	260	7.5%	4,833	8.4%	$18.59
2032	1	70	2.6%	311	0.9%	$4.44	15	62	8.2%	2,055	9.2%	$33.15	16	132	3.8%	2,366	4.1%	$17.92
2033	5	99	3.7%	2,061	5.9%	$20.82	10	37	4.9%	1,009	4.5%	$27.27	15	136	3.9%	3,070	5.4%	$22.57
2034	4	114	4.2%	2,455	7.0%	$21.54	9	37	4.9%	1,221	5.5%	$33.00	13	151	4.4%	3,676	6.4%	$24.34
Thereafter	3	82	3.0%	1,188	3.4%	$14.49	12	38	5.0%	1,323	5.9%	$34.82	15	120	3.5%	2,511	4.4%	$20.93
Total	89	2,699	100.0%	$35,000	100.0%	$12.97	214	754	100.0%	$22,297	100.0%	$29.57	303	3,453	100.0%	$57,297	100.0%	$16.59

Assumes all lease options are exercised

	Greater than 10K SF						Less than 10K SF						Total
Year	# of Leases	Expiring SF	% of SF > 10K	ABR	% of ABR > 10K	Rent PSF	# of Leases	Expiring SF	% of SF < 10K	ABR	% of ABR < 10K	Rent PSF	# of Leases	Expiring SF	% of SF Total	ABR	% of ABR Total	Rent PSF
MTM	0	0	0.0%	$0	0.0%	$0.00	2	5	0.7%	$127	0.6%	$25.40	2	5	0.1%	$127	0.2%	$25.40
2025	0	0	0.0%	0	0.0%	$0.00	8	20	2.7%	536	2.4%	$26.80	8	20	0.6%	536	0.9%	$26.80
2026	3	74	2.7%	890	2.5%	$12.03	20	51	6.8%	1,319	5.9%	$25.86	23	125	3.6%	2,209	3.9%	$17.67
2027	4	96	3.6%	939	2.7%	$9.78	12	44	5.8%	1,420	6.4%	$32.27	16	140	4.1%	2,359	4.1%	$16.85
2028	3	45	1.7%	675	1.9%	$15.00	26	76	10.1%	2,706	12.1%	$35.61	29	121	3.5%	3,381	5.9%	$27.94
2029	2	47	1.7%	473	1.4%	$10.06	22	74	9.8%	2,349	10.5%	$31.74	24	121	3.5%	2,822	4.9%	$23.32
2030	3	42	1.6%	730	2.1%	$17.38	17	51	6.8%	1,244	5.6%	$24.39	20	93	2.7%	1,974	3.4%	$21.23
2031	6	94	3.5%	1,038	3.0%	$11.04	13	46	6.1%	1,415	6.3%	$30.76	19	140	4.1%	2,453	4.3%	$17.52
2032	2	61	2.3%	742	2.1%	$12.16	15	61	8.1%	1,914	8.6%	$31.38	17	122	3.5%	2,656	4.6%	$21.77
2033	6	165	6.1%	2,647	7.6%	$16.04	8	24	3.2%	691	3.1%	$28.79	14	189	5.5%	3,338	5.8%	$17.66
2034	0	0	0.0%	0	0.0%	$0.00	14	55	7.3%	1,580	7.1%	$28.73	14	55	1.6%	1,580	2.8%	$28.73
Thereafter	60	2,075	76.9%	26,866	76.8%	$12.95	57	247	32.8%	6,996	31.4%	$28.32	117	2,322	67.2%	33,862	59.1%	$14.58
Total	89	2,699	100.0%	$35,000	100.0%	$12.97	214	754	100.0%	$22,297	100.0%	$29.57	303	3,453	100.0%	$57,297	100.0%	$16.59

Note: Includes ground leases

SITE CENTERS INVESTOR RELATIONS DEPARTMENT 3300 ENTERPRISE PKWY, BEACHWOOD, OH 44122 O: 216-755-5500 F: 216-755-1500 SITECENTERS.COM NYSE: SITC